EXHIBIT 10.1

GENAISSANCE PHARMACEUTICALS, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of September 30, 2003, by and between COMERICA BANK (“Bank”) and GENAISSANCE PHARMACEUTICALS, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower.  This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1           Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all:  reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including:  ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the Commonwealth of Massachusetts are authorized or required to close.

“Cash Secured Letter of Credit” means the letter of credit issued by Bank on Borrower’s behalf in March 2003, which is 105% cash secured in a money market account at Bank.

 “Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Credit Extension” means the Equipment Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

 “Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof.  Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)           Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b)           Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(c)           Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower (excluding any accounts on which the account debtor is Sciona, Ltd.);

(d)           Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e)           Accounts with respect to which the account debtor is an Affiliate of Borrower;

(f)            Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g)           Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(h)           Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank, which shall not be unreasonably withheld;

(i)            Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(j)            Accounts the collection of which Bank reasonably determines to be doubtful.

Notwithstanding any of the foregoing, Foreign Accounts shall only be considered “Eligible Accounts” up to the lesser of (i) thirty percent (30%) of all Eligible Accounts or (ii) One Million Dollars ($1,000,000).  As used herein, “Foreign Accounts” means those Accounts with respect to which the account debtor is not invoiced by Borrower at a location in the United States.

No Account will be excluded from the definition of “Eligible Accounts” solely because the account debtor does not have its principal place of business in the United States.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” has the meaning set forth in Section 2.1(a).

“Equipment Line” means a credit extension of up to Five Million Dollars ($5,000,000).

“Equipment Maturity Date” means September 30, 2006.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 0.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.  The Warrant to Purchase Stock issued by Borrower to Bank as of the Closing Date shall be a “Loan Document” only for purposes of Section 5.2 and the definition of “Bank Expenses”.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a)           Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)           Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)           Indebtedness secured by a lien described in clause 0 of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $500,000 in the aggregate at any given time; and

(d)           Subordinated Debt.

“Permitted Investment” means:

(a)           Investments existing on the Closing Date disclosed in the Schedule;

(b)           (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of acquisition thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;

(c)           Acquisitions permitted pursuant to Section 7.3;

(d)           Investments in Sciona, Ltd. which do not exceed $300,000 during the term of this Agreement;

(e)           Investments consisting solely of the equity securities of Borrower; and

(f)            Investments consisting of joint ventures or licensing arrangements, in which the sole consideration is equity securities.

 “Permitted Liens” means the following:

(a)         Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b)           Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c)           Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d)           Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

 “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Quick Assets” means, at any date as of which the amount thereof shall be determined, the unrestricted cash and marketable securities of Borrower at Bank or Comerica Securities, Inc. plus 80% of Eligible Accounts, determined in accordance with GAAP, provided that, for seven (7) Business Days after the Closing Date, all Borrower’s unrestricted cash and marketable securities shall be included in the calculation of the Quick Assets.

 “Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

1.2           Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP.  When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2.             LOAN AND TERMS OF PAYMENT.

2.1           Credit Extensions.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder.  Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(a)           Equipment Advance.

(i)            Subject to and upon the terms and conditions of this Agreement, on or within ten (10) days after the Closing Date, Bank agrees to make an advance (the “Equipment Advance”) to Borrower in an amount not to exceed the Equipment Line.  The Equipment Advance shall be used only to refinance Borrower’s existing capital lease obligations with respect to equipment agreed upon by Bank and Borrower prior to the Closing Date, which equipment will either be unencumbered on the Closing Date or will be unencumbered within 30 days after the Closing Date (other than by Bank’s Lien).

(ii)           Interest shall accrue from the date of the Equipment Advance at the rate specified in Section 2.2, and shall be payable monthly on the first day of each month so long as any portion of the Equipment Advance remains outstanding.  The Equipment Advance shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on October 31, 2003 and continuing on the last day of each month thereafter through the Equipment Maturity Date, at which time any outstanding balance of the Equipment Advance shall be immediately due and payable.  Once repaid, neither the Equipment Advance, nor any portion thereof, may be reborrowed.  Borrower may prepay the Equipment Advance in whole or in part from time to time without penalty or premium.

(iii)          When Borrower desires to obtain the Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time three (3) Business Days before the day on which the Equipment Advance is to be made.  Such notice shall be substantially in the form of Exhibit B.  The notice shall be signed by a Responsible Officer or its designee and include a detailed schedule of the capital equipment being financed.

2.2           Interest Rates, Payments, and Calculations.

(a)           Interest Rates.  Except as set forth in Section 2.2(b), the Equipment Advance shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to two and one half percent (2.5%) above the Prime Rate.

(b)           Late Fee; Default Rate.  If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)           Payments.  Interest hereunder shall be due and payable on the last calendar day of each month during the term hereof.  Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Equipment Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.  All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)           Computation.  In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.3           Crediting Payments.  Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies.  After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4           Fees.  Borrower shall pay to Bank the following:

(a)           Facility Fee.  On or before the Closing Date, a Facility Fee equal to $25,000, which shall be nonrefundable; and

(b)           Bank Expenses.  On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.

2.5           Additional Costs.  In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

(a)           subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

(b)           imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

(c)           imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof.  Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.6           Term.  This Agreement shall become effective on the Closing Date and, subject to Section 0, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement.  Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.  Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.           CONDITIONS OF LOANS.

3.1           Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Agreement;

(b)           securities account control agreements (Comerica Securities, Inc.);

(c)           a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(d)           UCC National Form Financing Statement;

(e)           a warrant to purchase stock;

(f)            agreement to provide insurance;

(g)           evidence that Borrower has moved at least Eight Million Dollars ($8,000,000) of its unrestricted cash to Bank (including the proceeds of the initial Credit Extension);

(h)           payment of the fees and Bank Expenses then due specified in Section 0 hereof;

(i)            current financial statements of Borrower; and

(j)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2           Conditions Precedent to all Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)           timely receipt by Bank of the Payment/Advance Form as provided in Section 0; and

(b)           the representations and warranties contained in Section 0 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).  The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 0.

4.             CREATION OF SECURITY INTEREST.

4.1           Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.  Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property, other than licenses granted by Borrower in the ordinary course of its business or in connection with joint ventures or other similar arrangements.

4.2           Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.3           Right to Inspect.  Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4           Cash Collateral.

(a)           Effective only upon the occurrence of an Event of Default, as set forth in Section 6.10, Borrower grants and pledges to Bank a continuing security interest in all presently existing or hereafter arising Cash Collateral (as defined in Section 6.10), in order to secure prompt repayment of any and all Obligations.  Upon the occurrence of an Event of Default, (i) Bank may retain control over the Cash Collateral to secure the Obligations until the Obligations have been satisfied in full, (ii) Borrower hereby authorizes Bank to place restrictions on Borrower’s ability to withdraw amounts from accounts holding the Cash Collateral, and (iii)  Borrower authorizes Bank to execute and/or file such documents, and take such actions, as Bank determines reasonable to perfect its security interest in the Cash Collateral.  Such security interest constitutes a valid, first priority security interest in the Cash Collateral, and will constitute a valid, first priority security interest in Cash Collateral acquired after the date hereof.  Notwithstanding termination of this Agreement, Bank’s Lien on the Cash Collateral shall remain in effect for so long as any Obligations are outstanding.

(b)           If the Cash Collateral is held in a certificate of deposit, then, prior to the maturity of such Cash Collateral, Borrower and Bank shall agree upon a security or instrument similar in form, quality and substance to the original Cash Collateral in which the proceeds of the Cash Collateral can be reinvested on maturity.  Upon maturity of such Cash Collateral in accordance with its terms, or in the event such Cash Collateral otherwise becomes payable during the term of this Agreement, such maturing Cash Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence.  If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by Bank in which Bank has a first priority security interest until such time as an agreement as to the security replacing the original Cash Collateral can be reached.  Bank may retain any such successor collateral and the proceeds therefrom as Cash Collateral in accordance with the terms of this Agreement.

5.             REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1           Due Organization and Qualification.  Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the failure to do so could reasonably be expected to have a Material Adverse Effect.

5.2           Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.  Borrower is not in default under any material agreement to which it is a party or by which it is bound.

5.3           No Prior Encumbrances.  Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4           Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide existing obligations.  The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor.

5.5           Merchantable Inventory.  All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6           Intellectual Property.  Borrower is the licensee or sole owner of its patents, trademarks, copyrights, and other intellectual property, except for licenses granted by Borrower to its customers in the ordinary course of business.  To the knowledge of Borrower, each of Borrower’s patents is valid and enforceable, and no part of its intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of its intellectual property violates the rights of any third party.

5.7           Name; Location of Chief Executive Office.  Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof.  The chief executive office of Borrower is located at the address indicated in Section 0 hereof.  Except as disclosed in the Schedule, all Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 hereof and Borrower has paid for and owns all Equipment financed by Bank hereunder.

5.8           Litigation.  Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.

5.9           No Material Adverse Change in Financial Statements.  All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.  There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.10         Solvency, Payment of Debts.  Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11         Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability.  Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.  Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

5.12         Environmental Condition.  Except as disclosed in the Schedule, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.13         Taxes.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

5.14         Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.15         Government Consents.  Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

5.16         Accounts.  None of Borrower’s nor any Subsidiary’s property is maintained or invested with a Person other than Bank.

5.17         Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.             AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1           Good Standing.  Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law and the failure to do so could cause a Material Adverse Effect.  Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all governmental licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

6.2           Government Compliance.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

6.3           Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank in each case at both the Inglewood and the Boston addresses referenced in Section 10:  (a) as soon as available, but in any event within forty five (45) days after the end of each quarter, a company prepared consolidated balance sheet, income, and cash flow statement, together with aged listings of accounts receivable and accounts payable, covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all material statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (e) no more than thirty (30) days after each fiscal year end, Borrower’s annual financial forecast for the subsequent year, broken down by quarter, as approved by Borrower’s Board of Directors; and (f) such other financial information as Bank may reasonably request from time to time.

Borrower shall deliver to Bank, with the quarterly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

6.4           Inventory; Returns.  Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made.  Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.  Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000).

6.5           Taxes.  Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.6           Insurance.

(a)           Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof.  Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)           All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank.  All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer shall endeavor to give at least thirty (30) days notice (or ten (10) days notice for nonpayment) to Bank before canceling its policy for any reason.  Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.  All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $500,000 toward the replacement or repair of damaged or destroyed property.

6.7           Accounts.  As of the date which is 60 days after the Closing Date and at all times thereafter, Borrower shall maintain and shall cause each of its Subsidiaries to maintain its depository, operating, and investment accounts with Bank and/or, if securities account control agreements acceptable to Bank have been entered into, Comerica Securities, Inc.

6.8           Quick Ratio.  Borrower shall maintain at all times a ratio of Quick Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank (excluding the Cash Secured Letter of Credit), less the current portion of any deferred revenue, of at least 1.25 to 1.00.  Bank may decline to honor any checks, drafts or other items of payment if, after giving effect to the payment of any such item, Borrower will not be in compliance with this Section.

6.9           Minimum Cash.  At all times until seven (7) Business Days after the Closing Date, Borrower shall maintain a balance of unrestricted cash at Bank of at least Eight Million Dollars ($8,000,000).  Thereafter, Borrower shall maintain at all times unrestricted cash and marketable securities at Bank and/or Comerica Securities, Inc. of at least the greater of (i) two (2) times the aggregate amount of all Indebtedness (including without limitation any Contingent Obligations but excluding the Cash Secured Letter of Credit) owing from Borrower to Bank (the “Comerica Indebtedness Amount”) or (ii) Three Million Dollars ($3,000,000) plus the Comerica Indebtedness Amount.  Bank may decline to honor any checks, drafts or other items of payment if, after giving effect to the payment of any such item, Borrower will not be in compliance with this Section.

6.10         Cash Collateral.  Upon the occurrence of an Event of Default, Borrower shall immediately pledge to Bank and shall thereafter maintain at all times unencumbered cash (together with all proceeds thereof, interest paid thereon, and substitutions therefor, and with all accounts, securities, instruments, securities entitlements and financial assets arising out of any of the foregoing, the “Cash Collateral”) in an amount equal to at least 105% of the outstanding balance of all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank.  Unrestricted cash pledged pursuant to this Section 6.10 shall count toward the cash balance required under Section 6.9 (and the cash required under Section 6.9 is not in addition to cash pledged hereunder).

6.11         Intellectual Property.  Borrower shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its trademarks, patents and copyrights, (ii) detect infringements of its trademarks, patents and copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material trademarks, patents or copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

6.12         Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.             NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without the prior written consent of Bank which shall not be unreasonably withheld:

7.1           Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including without limitation its intellectual property, other than:  (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business or in connection with joint ventures or other similar arrangements; (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank; or (iv) a Transfer of the DNA.com domain name.

7.2           Change in Business or Executive Office.  Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3           Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  Notwithstanding the foregoing, this Section 7.3 shall not apply to transactions in which (i) the sole consideration is (A) Borrower’s stock and/or (B) cash which does not exceed $100,000 (the “Cash Cap”) in the aggregate during the term of this Agreement (provided that Investments in Sciona, Ltd. shall not be subject to this cap, but shall instead be subject to the cap set forth in subsection (d) of the defined term “Permitted Investments”), (ii) Borrower is the surviving entity, and (iii) after giving effect to such transaction, there is no Change in Control, provided that at the time of any such transaction an Event of Default has not occurred which is continuing and no Event of Default would exist after giving effect to any such transaction.  For purposes of clarity, Bank hereby acknowledges that the Cash Cap applies only to Borrower’s Investment itself; it is not a limitation on Borrower’s out of pocket fees and expenses incurred in connection with the Investment.

7.4           Indebtedness.  Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5           Encumbrances.  Create, incur, assume or suffer to exist any Lien with respect to any of its property, including its intellectual property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.  Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

7.6           Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that (i) Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements, (ii) Borrower may pay dividends in an aggregate amount not to exceed $1,160,000 during the term of this Agreement, and (iii) Borrower may repurchase stock in an aggregate amount not to exceed $250,000 during the term of this Agreement pursuant to stock repurchase plans approved by Borrower’s Board of Directors, in each case as long as an Event of Default does not exist prior to such repurchase or dividend and would not exist after giving effect to such repurchase or dividend.

7.7           Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8           Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9           Subordinated Debt.  Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except to the extent such payments are permitted under a subordination agreement between Bank and the applicable subordinated creditor, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10         Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement.

7.11         Compliance.  Become an “investment company” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

7.12         Negative Pledge Agreements.  Permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower’s or such Subsidiary’s property.

8.             EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1           Payment Default.  If Borrower fails to pay, when due, any of the Obligations;

8.2           Covenant Default.

(a)           If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b)           If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives written notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

8.3           Material Adverse Effect.  If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4           Attachment.  If any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days after Borrower receives notice thereof, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United

States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5           Insolvency.  If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6           Other Agreements.  If there is a default or other failure to perform (i) in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which could have a Material Adverse Effect or (ii) under the CII Notes (as defined in Section 8.7);

8.7           Subordinated Debt.  If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank, or if Borrower makes any payment to CII (as defined in Section 8.10) on account of the Indebtedness owing by Borrower to CII other than regularly scheduled payments of interest and principal pursuant to that certain Promissory Note made by Borrower in favor of CII dated December 1, 1999 in the amount of $2,720,000, that certain Promissory Note made by Borrower in favor of CII dated July 26, 2000 in the amount of $1,500,000, and that certain Promissory Note made by Borrower in favor of CII dated September 15, 1998 in the amount of $950,000, each in the form delivered to Bank prior to the Closing Date (collectively, the “CII Notes”).

8.8           Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.9           Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

8.10         Subordination Agreement.  If, within thirty (30) days after the Closing Date, Connecticut Innovations, Inc. (“CII”) has not entered into an agreement with Bank, in form and substance reasonably satisfactory to Bank providing that CII (i) will not interfere with the exercise by Bank of its remedies hereunder, (ii) has no claim to the Collateral, (iii) will not accept any prepayment of any amounts owing from Borrower to CII, and (iv) will notify Bank of any default under the CII Notes (as defined in Section 8.7).

9.0           BANK’S RIGHTS AND REMEDIES.

9.1           Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)           Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 0, all Obligations shall become immediately due and payable without any action by Bank);

(b)           Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)           Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)           Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate.  Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)           Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f)            Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted subject to the rights of third parties a license or other right, solely pursuant to the provisions of this Section 0, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 0, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)           Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)           Bank may credit bid and purchase at any public sale; and

(i)            Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2           Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance with respect to the Collateral; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3           Accounts Collection.  At any time after the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account.  Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4           Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower:  (a) make payment of the same or any part thereof; (b) set up such reserves under a facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 0 of this Agreement, and take any action with respect to such policies as Bank deems prudent.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5           Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.5           Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.6           Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.           NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	GENAISSANCE PHARMACEUTICALS, INC.
5 Science Park
New Haven, CT 06511
Attn: Chief Financial Officer
FAX: (203) 562-9377

with a copy to:	Hale & Dorr LLP
60 State Street
Boston, MA 02109
Attn: Steven Singer, Esq.
FAX: (617) 526-5000

If to Bank:	Comerica Bank
9920 S. La Cienega Blvd., Suite 1401
Inglewood, CA 90301
Attn: Manager
FAX: (310) 338-6110

with a copy to:	COMERICA BANK
100 Federal Street, 28th Floor
Boston, MA 02110
Attn: Kristen Kosofsky & Gauri Ponappa
FAX: (617) 757-6310

Notwithstanding the foregoing, notice sent to Borrower in accordance with this Section 10 shall be effective despite any failure to provide a copy of such notice to Borrower’s counsel.  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.           GENERAL PROVISIONS.

12.1         Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2         Indemnification.  Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3         Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4         Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5         Amendments in Writing, Integration.  Neither this Agreement nor the Loan Documents can be amended or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7         Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower.  The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 0 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Ben Kaplan
Title:	Senior Vice President & CFO

COMERICA BANK

By:	/s/ Kristen Kosofsky
Title:	Vice President

DEBTOR:	GENAISSANCE PHARMACEUTICALS, INC.
SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)           all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(e)           any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

EXHIBIT B

TECHNOLOGY & LIFE SCIENCES DIVISION
LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR EQUIPMENT ADVANCE IS 3:30 P.M. E.S.T.**
DEADLINE FOR WIRE TRANSFERS IS 3:30 P.M. E.S.T.
**Subject to 3 day advance notice.

TO: Loan Analysis	DATE:	TIME:
FAX #: (650) 846-6840

FROM:	GENAISSANCE PHARMACEUTICALS, INC.	TELEPHONE REQUEST (For Bank Use Only):
Borrower’s Name
The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
FROM:
Authorized Signer’s Name
FROM:
	Authorized Signature (Borrower)	Authorized Request & Phone #
PHONE #:
Received by (Bank) & Phone #
FROM ACCOUNT#:
(please include Note number, if applicable)
TO ACCOUNT #:		Authorized Signature (Bank)
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$	Time:
		Comp. Status:	YES	NO
OTHER INSTRUCTIONS:		Status Date:
Time:
Approval:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE?  (PLEASE CIRCLE ONE)      YES      NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account	$

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	GENAISSANCE PHARMACEUTICALS, INC.

The undersigned authorized officer of GENAISSANCE PHARMACEUTICALS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Quarterly within 45 days	Yes	No
Annual (CPA Audited)	FYE within 90 days	Yes	No
10K and 10Q	When filed with SEC	Yes	No
A/R & A/P Agings	Quarterly within 45 days	Yes	No
Annual Budget	FYE within 30 days	Yes	No
Total amount of Borrower’s cash and investments	Amount: $	Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	Yes	No

Financial Covenant

Required

Actual

Complies

Minimum Quick Ratio	1.25:1.00	:1.00	Yes	No
Minimum Unrestricted Cash Balance	*	$	Yes	No

* Borrower shall maintain at all times unrestricted cash at Bank and/or Comerica Securities, Inc. of at least the greater of (i) two (2) times the aggregate amount of all Indebtedness (including without limitation any Contingent Obligations but excluding the Cash Secured Letter of Credit) owing from Borrower to Bank (the “Comerica Indebtedness Amount”) or (ii) Three Million Dollars ($3,000,000) plus the Comerica Indebtedness Amount.

Comments Regarding Exceptions: See Attached.
No
Received by:
Sincerely,	AUTHORIZED SIGNER

Date:
Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes

DATE

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness  (Section 1.1)

Connecticut Innovations, Incorporated in the amount of $4,650,000.

General Electric Capital Corporation (aka Oxford Venture Capital) in the amount of $1,861,000.

Permitted Investments  (Section 1.1)

Investments in Epigenix, Inc. (aka Asilas Genomic Systems, Inc.) consisting solely of equity securities.

Investments in Sciona Limited (provided that investments made after the Closing Date will be subject to the limitations set forth in subsection (d) of the defined term “Permitted Investments”).

Permitted Liens  (Section 1.1)

Connecticut Innovations, Incorporated covering leasehold improvements and related rights.

Prior Names  (Section 5.7)

BIOS Laboratories, Inc.

Additional Locations (Section 5.7)

3500 Paramount Parkway

Morrisville, NC

Litigation  (Section 5.8)

None

Environmental  (Section 5.12)

Genaissance leases space in New Haven, CT that previously housed a gun and ammunition manufacturing company.  To the best of our knowledge, any potential environmental issues were addressed in the renovation of the building and surrounding grounds.  To the best of our knowledge, the lease space is not currently and has not in the past been designated or identified in any manner pursuant to any environmental protection statute.

COMERICA BANK
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS

Name(s): GENAISSANCE PHARMACEUTICALS, INC.	Date: September 30, 2003

$	credited to deposit account No. when Credit Extensions are requested by Borrower

Amounts paid to others on your behalf:
$	to COMERICA BANK for Loan Fee
$	to Bank counsel fees and expenses
$	to
$	to
$5,000,000	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for COMERICA BANK to disburse the loan proceeds as stated above.

Signature	Signature

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: September 30, 2003

attn: Collateral Operations, M/C 4604
9920 South La Cienega Blvd, 14th Floor
	Inglewood, CA 90301	Borrower: GENAISSANCE PHARMACEUTICALS, INC.

In consideration of a loan in the amount of $5,000,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add COMERICA BANK as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.             Fire and extended coverage in an amount sufficient to cover:

(a)           The amount of the loan, OR

(b)           All existing encumbrances, whichever is greater,

But not in excess of the replacement value of the improvements on the real property.

2.             Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of COMERICA BANK, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:

Agent’s Address:

Signature of Obligor:

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From:	To:

Verified by:

COMERICA BANK
California’s Business Banks	AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To: COMERICA BANK

Re: Loan #

You are hereby authorized and instructed to charge account No. in the name of GENAISSANCE PHARMACEUTICALS, INC.
for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date
September 30, 2003

COMERICA BANK/BOSTON OFFICE
Phone:	(800) 413-4624	CLIENT AUTHORIZATION
Fax	(617) 956-0557

General Authorization

I hereby authorize COMERICA BANK to use my company name, logo, and information relating to our banking relationship in its marketing and advertising campaigns which is intended for COMERICA BANK’s customers, prospects and shareholders.

COMERICA BANK will forward any advertising or article including client for prior review and approval.

Signature

Printed Name	Title

Company

Mailing Address

City, State, Zip Code

Phone Number

Fax Number

E-Mail

Date

DEBTOR:	GENAISSANCE PHARMACEUTICALS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO UCC-1 FINANCING STATEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)           all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b)           any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.